UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 15, 2007
(Date of earliest event reported)

FREESTAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number: 353 1 6185060

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 8.01 Other Events.

Unauthorized Listing and Sales

Freestar Technology Corporation (OTCBB:FSRT) has learned that its stock has been listed on the Frankfurt Stock Exchange without FreeStar’s prior knowledge, consent or authorization. Freestar has instructed its U.S. attorneys, Corrigan & Morris LLP, to issue a demand letter to the officials at the Frankfurt Stock Exchange requesting an immediate de-listing. In addition, FreeStar is considering its options to pursue appropriate remedies against the domestic and foreign brokerage firms responsible for this unauthorized listing.

FreeStar believes the listing may be part of an effort by domestic and foreign brokers to circumvent NASD and SEC restrictions against "naked short selling" and other manipulative practices. Such practices may allow for market manipulation by selling non-existent shares of stock in an effort to force the price down.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREESTAR TECHNOLOGY CORPORATION

Date: March 15, 2007	By:	/s/ Paul Egan
Paul Egan
Chief Executive Officer